Document Security Systems, Inc. Announces 2016 First Quarter Financial Results

ROCHESTER, NY — May 17, 2016 — Document Security Systems, Inc. (NYSE MKT: DSS), (DSS), a leader in anti-counterfeiting and authentication solutions, reported results for the first quarter of 2016.

“During the first quarter of 2016, the Company took advantage of an increase in orders from several of our largest packaging group customers resulting in strong revenue and operating results. We continue to see growth from our best customers, and highest margin product and service offerings. This is starting to translate into revenue strength even while reducing our cost base. The momentum with which we ended 2015 has continued during the quarter,” said Jeff Ronaldi, CEO of Document Security Systems. Mr. Ronaldi continued: “As 2016 progresses, we expect successes from new product initiatives will add to the strength of our business in the anti-counterfeiting and authentication marketplace. As companies continue to fight the ever-increasing problem of counterfeiting, DSS’ wide array of product offerings is well positioned to continue to widen our share of this expanding market opportunity.”

Q1 2016 Financial Highlights

Revenue for the first quarter of 2016 increased 27% to $4.3 million from $3.4 million in the same year-ago quarter. During the quarter, the Company had strong performance from its printed products groups, whose revenues which increased 32%, which was partially offset by a decline in technology sales, services and licensing revenue of 11%.

Costs and expenses totaled $4.9 million, a decrease of 2% from $5.0 million in the same year-ago period. During the quarter, direct costs of goods sold increased in correlation with the increase in revenue. Otherwise, nearly all other expense categories decreased as compared to the first quarter of 2015.

Net loss during the quarter was approximately $624,000 ($0.01 per share), which was a 62% decrease in net loss of $1.6 million ($0.04 per share) in the first quarter of 2016. The significant decrease in net loss was the combined result of the Company’s ability to increase revenues while decreasing non-direct costs during the quarter.

Adjusted EBITDA loss, a non-GAAP metric defined as earnings before interest, taxes, depreciation, amortization, and stock-based compensation, and asset impairments as well as other non-recurring items, was approximately $107,000 during the quarter compared to an adjusted EBITDA loss of $869,000 in the first quarter of 2015 (see further discussion about the use of adjusted EBITDA, below). Once again, the significant improvement reflected both the increase in revenues and the decrease in costs in nearly every expense category.

About Document Security Systems

Document Security Systems, Inc.’s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem. DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites.

DSS continually invests in research and development to meet the ever-changing security needs of its clients and offers licensing of its patented technologies.

For more information on the AuthentiGuard Suite, please visit www.authentiguard.com. For more information on DSS and its subsidiaries, please visit www.DSSsecure.com. To follow DSS on Facebook, click here.

For More Information

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

Forward-Looking Statements

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, those disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 30, 2016. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015	% change
Revenue
Printed products	$3,975,000	$3,020,000	32%
Technology sales, services and licensing	364,000	410,000	-11%
Total revenue	$4,339,000	$3,430,000	27%

Costs and expenses
Cost of goods sold, exclusive of depreciation and amortization	$2,611,000	$1,986,000	31%
Sales, general and administrative compensation	852,000	1,006,000	-15%
Depreciation and amortization	361,000	380,000	-5%
Professional fees	424,000	719,000	-41%
Stock based compensation	74,000	325,000	-77%
Sales and marketing	76,000	103,000	-26%
Rent and utilities	138,000	159,000	-13%
Other operating expenses	232,000	180,000	29%
Research and development	113,000	116,000	-3%
Total costs and expenses	$4,881,000	$4,974,000	-2%

Operating loss	(542,000)	(1,544,000)	-65%

Other expenses
Interest expense	$(77,000)	$(78,000)	-1%
Net loss on debt modification and extinguishment	-	(19,000)	-100%

Other expense	$(77,000)	$(97,000)	-21%

Loss before income taxes	(619,000)	(1,641,000)	-62%

Income tax expense	5,000	5,000	0%

Net loss	(624,000)	(1,647,000)	-62%

Loss per common share:
Basic and diluted	$(0.01)	$(0.04)	-75%

Shares used in computing loss per common share:
Basic and diluted	51,881,948	46,239,404	12%

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

As of

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash	$1,049,535	$1,440,256
Restricted cash	282,889	293,043
Accounts receivable, net	1,913,990	2,097,433
Inventory	990,213	937,830
Prepaid expenses and other current assets	435,211	313,528

Total current assets	4,671,838	5,082,090

Property, plant and equipment, net	4,885,521	5,003,818
Other assets	45,823	44,050
Goodwill	2,453,349	2,453,349
Other intangible assets, net	2,894,959	3,017,544

Total assets	$14,951,490	$15,600,851

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,164,579	$1,945,073
Accrued expenses and other current liabilities	1,819,069	1,964,726
Short-term debt	4,008,504	3,984,316
Current portion of long-term debt, net	819,653	1,553,061

Total current liabilities	8,811,805	9,447,176

Long-term debt, net	2,772,167	2,240,596
Other long-term liabilities	90,015	63,697
Deferred tax liability, net	166,844	162,107

Commitments and contingencies

Stockholders’ equity
Common stock, $.02 par value; 200,000,000 shares authorized, 51,881,948 shares issued and outstanding (51,881,948 on December 31, 2015)	1,037,639	1,037,639
Additional paid-in capital	103,115,665	103,041,941
Accumulated other comprehensive loss	(90,015)	(63,697)
Accumulated deficit	(100,952,630)	(100,328,608)
Total stockholders’ equity	3,110,659	3,687,275

Total liabilities and stockholders’ equity	$14,951,490	$15,600,851

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31,

(Unaudited)

	2016	2015

Cash flows from operating activities:
Net loss	$(624,022)	$(1,646,693)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	360,501	379,593
Stock based compensation	73,724	324,598
Paid in-kind interest	19,500	20,000
Net loss on debt modification and extinguishment	-	19,096
Change in deferred tax provision	4,737	4,737
Foreign currency transaction gain	-	(29,400)
Amortization of deferred financing costs	5,290	5,290
Decrease (increase) in assets:
Accounts receivable	183,443	651,937
Inventory	(52,383)	(202,540)
Prepaid expenses and other assets	(123,456)	(33,622)
Restricted cash	10,154	18,486
Increase (decrease) in liabilities:
Accounts payable	219,506	310,744
Accrued expenses and other liabilities	(145,657)	(351,167)
Net cash used by operating activities	(68,663)	(528,941)

Cash flows from investing activities:
Purchase of property and equipment	(51,827)	(27,791)
Purchase of intangible assets	(67,792)	-
Net cash used by investing activities	(119,619)	(27,791)

Cash flows from financing activities:
Payments of long-term debtu	(202,439)	(195,084)

Net cash used by financing activities	(202,439)	(195,084)

Net decrease in cash	(390,721)	(751,816)
Cash beginning of period	1,440,256	2,343,675

Cash end of period	$1,049,535	$1,591,859

About the Presentation of Adjusted EBITDA

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net income (loss) interest, income taxes, depreciation and amortization expense, as further adjusted to add back stock-based compensation expense and non-recurring items, and impairments of investments and intangible assets. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation, stock-based compensation and impairment charges, as well as non-operating charges for interest and income taxes, investors can evaluate the Company’s operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a useful measure of the Company’s historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items, all of which impact the Company’s profitability and operating cash flows, as well as depreciation, amortization, impairment charges and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net loss to Adjusted EBITDA loss:

	Three Months Ended March 31,
	2016	2015	% change
	(unaudited)	(unaudited)

Net Loss:	$(624,000)	$(1,647,000)	-62%
Add backs:
Depreciation & amortization	361,000	380,000	-5%
Stock based compensation	74,000	325,000	-77%
Interest expense	77,000	78,000	-1%
Amortization of note discount and net loss on debt extinguishment and modification	-	19,000	-100%
Income Taxes	5,000	5,000	0%
Foreign currency transaction gain	-	(29,000)	-100%

Adjusted EBITDA	(107,000)	(869,000)	-88%

Adjusted EBITDA, by group (unaudited)

Printed Products	$616,000	$349,000	77%
Technology Management	(355,000)	(786,000)	-55%
Corporate	(368,000)	(432,000)	-15%

	(107,000)	(869,000)	-88%